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                                                                     Exhibit 8.1

                            [LOGO OF REED SMITH LLP]


                                                April __, 2002

Respironics, Inc.
1501 Ardmore Boulevard
Pittsburgh, PA  15221

     Re: Agreement and Plan of Merger by and between Respironics Holdings, Inc. and Novametrix Medical Systems Inc.

Ladies and Gentlemen:

     We have acted as counsel to Respironics, Inc., a Delaware corporation ("Parent"), in connection with the proposed merger (the "Merger") of Respironics Holdings, Inc., a wholly-owned subsidiary of Parent ("Acquiror"), with and into Novametrix Medical Systems Inc., a Delaware corporation ("Company"), pursuant to the terms of the Agreement and Plan of Merger by and between Parent, Acquiror, and Company, dated as of December 17, 2001 (the "Agreement"), as described in the Registration Statement on Form S-4 to be filed by Parent with the Securities and Exchange Commission (the "Registration Statement"). This opinion is being rendered pursuant to your request and the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. All capitalized terms used herein and not otherwise defined shall have the meanings specified in the Registration Statement.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Agreement, the Joint Proxy Statement/Prospectus filed with the Securities and Exchange Commission regarding the Merger, the form of Registration Statement to be filed with the Securities and Exchange Commission regarding the Merger and such other documents, corporate records, agreements and other instruments, certificates, opinions, and correspondence as we have deemed necessary or appropriate for the purposes of rendering this opinion. In such examination we have assumed the genuineness of all signatures on the documents which we have examined, the conformity with the originals (and the authenticity of such originals) of all documents submitted to us as copies, and where applicable, the future execution of such documents in the same form as that reviewed by us. We have also assumed that all transactions will occur as described in the examined documents and that all statements in such documents are accurate. In addition, we have relied on certain representations and covenants of Parent and Company. We have assumed with respect to such that any representation made "to the best of knowledge of" any party is a true statement notwithstanding the qualification and that all representations will be true and correct as of the Effective Time.



                                                 435 Sixth Avenue       Delaware
                                        Pittsburgh, PA 15219-1886     New Jersey
                                                     412.288.3131       New York
                                                 Fax 412.288.3063   Pennsylvania
                                                                  United Kingdom
                                                                        Virginia
                                                                  Washington, DC

                                                                   reedsmith.com

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Respironics, Inc.                                                     Reed Smith
April __, 2002
Page 2

     In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service and such other authorities as we have considered relevant.

     Based upon and subject to the foregoing, we are of the opinion that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. We have reviewed the discussion contained in the prospectus included as part of the Registration Statement (the "Prospectus") under the caption "Material United States Federal Income Tax Consequences of the Merger" which, except as otherwise indicated, expresses our opinion as to the material Federal income tax consequences applicable to holders of Company Common Stock. You should be aware, however, that the discussion under the caption "Material United States Federal Income Tax Consequences of the Merger" in the Prospectus represents our conclusions as to the application of existing law to the instant transaction. There can be no assurance that contrary positions may not be taken by the Internal Revenue Service.

     This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to Reed Smith LLP under the heading "Material United States Federal Income Tax Consequences of the Merger" in the Registration Statement and the Prospectus.

                                      Very truly yours,

                                      REED SMITH LLP